UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES EXCHANGE ACT OF 1934

DOUBLE HALO RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	None
(State of incorporation of organization)	(I.R.S. Employer Identification Number)

840 6th Avenue SW, Suite 300
Calgary, Alberta, Canada T2P 3E5
(Address of principal executive offices, including zip code.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to be registered:
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-153111

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001
(Title of Class)

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

The description of the Registrant’s common stock is set forth under the caption “Description of Securities to be Registered” contained in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-153111) filed with the Securities and Exchange Commission on August 20, 2008 is hereby incorporated by reference in response to this item.

ITEM 2.     EXHIBITS

The following exhibits are incorporated by reference from the Registrant's Registration Statement on Form S-1 (File No. 333-153111)  filed with the Securities and Exchange Commission on August 20, 2008.  Such exhibits are incorporated by reference pursuant to Rule 12b-32:

Exhibit No.	Description
3.1	Articles of Incorporation
3.2	Certificate of Amendment to Articles of Incorporation
3.3	Bylaws
4	Instrument Defining the Rights of Holders - Form of Share Certificate

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Double Halo Resources Inc.

Date: January 28, 2009	By: /s/ Susan Shacker
Name: Susan Shacker
Title: Director, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director